Exhibit 10.34

AMENDMENT TO

SUBORDINATION LOAN AGREEMENT

AND PROMISSORY NOTE

DATED DECEMBER 31, 2003

BY AND BETWEEN

WILLIAM SHEPARD (LENDER)

AND

FCSTONE, LLC (BORROWER)

IN THE AMOUNT OF $500,000.00

ORIGINALLY MATURING DECEMBER 31, 2004

We, the undersigned, being all of the parties to the above described Subordinated Loan Agreement (“Agreement”) and Promissory Note (“Note”) related thereto, hereby mutually agree and consent to amend said Agreement and Note as follows:

Effective December 31, 2005, the Maturity Date on the above mentioned Agreement and Note shall be extended to December 31, 2006.

All other terms, provisions and conditions of the above mentioned Agreement and Note shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF, the undersigned place their respective signatures on this 14th day of December, 2005.

FCStone, LLC

By:	/s/ Clarence C. Delbridge	/s/ William Shepard
	Clarence C. Delbridge Executive Vice President	William Shepard